SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 2, 2008

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           Compensatory Arrangements of Certain Officers.

During the time period January 2-7, 2008, the Company entered into amended and restated Employment and Change in Control Agreements (with an effective date of January 1, 2008) with each of Patrick C. Lynch (Senior Vice President and Chief Financial Officer), Daniel T. Hendrix (President, Chief Executive Officer and a Director), John R. Wells (Senior Vice President – Americas Floorcoverings) and Raymond S. Willoch (Senior Vice President – Administration, General Counsel and Secretary).  Copies of their respective Employment and Change in Control Agreements are attached hereto as Exhibits 99.1 through 99.4.  In addition, during the time period January 2-3, 2008, the Company entered into amended and restated Salary Continuation Agreements (with an effective date of January 1, 2008) with each of Messrs. Hendrix, Wells and Willoch.  A copy of the form of Salary Continuation Agreement used with each of those individuals is attached hereto as Exhibit 99.5.

The principal objectives of the amended and restated agreements were to:  (1) consolidate the employment terms and change in control provisions into a single “Employment and Change in Control Agreement”, where previously each executive had a separate Employment Agreement and Change in Control Agreement; (2) bring the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended; and (3) maintain substantially similar economic terms to those that previously existed.

Employment and Change in Control Agreements.  Each Employment and Change in Control Agreement is for a rolling two-year term, such that the remaining term is always two years (until a specified retirement age).  The Company may terminate such agreement at any time, with or without cause.  In the event that the Company terminates the executive’s employment without cause, the executive will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement (i.e., for two years).  The executive also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement).  Each agreement also contains provisions placing restrictions on the executive’s ability to compete with the Company for a period of two years following the termination of his employment.

Each Employment and Change in Control Agreement also provides for certain benefits in the event of a termination of employment under certain circumstances following a “Change in Control” (as defined in the agreement) of the Company.  In general, the agreement provides benefits to the executive upon an “Involuntary Termination” (essentially, termination without cause) or a “Voluntary Termination” (essentially, resignation in the face of coercive tactics) occurring within two years after the date of a change in control.  Upon any such termination, the executive will be entitled to receive the same benefits as in the case of a termination without cause (described in the paragraph above), except that the two years of salary and bonus are paid in a lump sum payment (rather than regularly over the two year period).  Also, in the event of a Change in Control, whether or not a termination of employment occurs, the executive immediately vests in all theretofore unvested restricted stock awards (rather than a percentage of such awards).  If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the executive is entitled to receive a “gross-up” payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

Salary Continuation Agreements.  Each Salary Continuation Agreement entitles the executive to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the Agreement), payable for the remainder of his life (or, if elected by the executive, a reduced benefit is payable for the remainder of the executive’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any total disability; and (iii) death benefits payable to the designated beneficiary of the executive for a period of up to 10 years.  The annual retirement benefit for retirement at age 65 is 50% of the executive’s final average earnings (defined as the average of the salary and bonus paid by the Company for the four individual calendar years of the executive’s highest compensation during the last eight full calendar years of the executive’s employment with the Company ending on or prior to the effective date of the executive’s retirement), which decreases proportionately to 30% of final average earnings for early retirement at age 55.  The annual disability benefit is structured to essentially equate to 66% of current pay (salary and bonus).  The annual death benefit, for the 10-year payment period, is 50% of final average earnings, for a pre-retirement death, or a continuation of the actual retirement payments for the balance of the 10-year period (if any) for a post-retirement death.

The foregoing description is qualified in its entirety by reference to the agreements, copies of which are filed herewith as Exhibits 99.1 through 99.5 and are incorporated by reference in this Item 5.03.

ITEM 9.01                                 FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Employment and Change in Control Agreement of Patrick C. Lynch dated January 1, 2008.
99.2	Amended and Restated Employment and Change in Control Agreement of Daniel T. Hendrix dated January 1, 2008.
99.3	Amended and Restated Employment and Change in Control Agreement of John R. Wells dated January 1, 2008.
99.4	Amended and Restated Employment and Change in Control Agreement of Raymond S. Willoch dated January 1, 2008.
99.5	Form of Salary Continuation Agreement, dated January 1, 2008 (as used for Daniel T. Hendrix, John R. Wells and Raymond S. Willoch).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: January 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment and Change in Control Agreement of Patrick C. Lynch dated January 1, 2008.
99.2	Amended and Restated Employment and Change in Control Agreement of Daniel T. Hendrix dated January 1, 2008.
99.3	Amended and Restated Employment and Change in Control Agreement of John R. Wells dated January 1, 2008.
99.4	Amended and Restated Employment and Change in Control Agreement of Raymond S. Willoch dated January 1, 2008.
99.5	Form of Salary Continuation Agreement, dated January 1, 2008 (as used for Daniel T. Hendrix, John R. Wells and Raymond S. Willoch).